Taronis Technologies Announces Pricing of $13.5 Million Underwritten Public Offering

Tampa, Fla., February 8, 2019 – Taronis Technologies, Inc. (“Taronis" or the "Company") (Nasdaq: MNGA), a clean technology company in the renewable resources and environmental conservation industry, today announced the pricing of an underwritten public offering of 10,800,000 shares of its common stock and warrants to purchase up to 8,100,000 shares of the Company’s common stock. Each share of common stock is being sold together with a warrant to purchase 0.75 shares of common stock at a combined price to the public of $1.25 per share and accompanying warrant. Gross proceeds, before underwriting discounts and commissions and estimated offering expenses, are expected to be approximately $13.5 million.

The warrants will be immediately exercisable at a price of $1.25 per share of common stock and will expire five years from the date of issuance. The shares of common stock and the accompanying warrants can only be purchased together in the offering, but will be issued separately and will be immediately separable upon issuance. The offering is expected to close on or about February 12, 2019, subject to customary closing conditions.

Maxim Group LLC is acting as sole book-running manager in connection with the offering.

Taronis also has granted to the underwriter a 30-day option to purchase up to an additional 1,120,000 shares of common stock and/or warrants to purchase up to 840,000 shares of common stock, at the public offering price less discounts and commissions.

The shares of common stock and warrants described above are being offered by Taronis Technologies, Inc. pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-207928), including a base prospectus, previously filed with and declared effective by the Securities and Exchange Commission (SEC) on June 15, 2016. A prospectus supplement and an accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. Electronic copies of the prospectus supplement (when available) and accompanying prospectus may also be obtained from Maxim Group LLC, 405 Lexington Avenue, 2nd Floor, New York, NY 10174, at 212-895-3745.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any offering of the shares of common stock and warrants will be made only by means of a prospectus supplement and accompanying prospectus, forming a part of the effective registration statement.

About Taronis Technologies, Inc.

Taronis Technologies, Inc. (Nasdaq: MNGA) owns a patented plasma arc technology that enables two end use applications for fuel generation and water decontamination. The Company believes its fuel technology enables a wide use of hydrocarbon based waste streams to be readily converted to fossil fuel substitutes. The Company is developing a wide range of end market uses for these fuels, including replacement products for propane, compressed natural gas and liquid natural gas. The Company currently markets a proprietary metal cutting fuel that is competitive with acetylene.

The Company distributes its proprietary metal cutting fuel through Independent Distributors in the U.S and through its wholly owned distributors: ESSI, Green Arc Supply, Paris Oxygen, Latex Welding Supplies, Tyler Welders Supply, United Welding Supplies, Trico Welding Supply and Complete Welding of San Diego. The Company operates 17 locations across California, Texas, Louisiana, and Florida.

The Company also owns a patented technology for the decontamination of waste water. This technology has demonstrated an impact on water sterilization in testing settings. The Company believes this process is capable of reducing or eliminating contaminants such as antibiotics and other soluble drugs, hormones and harmful metals, as well as nitrogen, phosphorus, and potassium levels that trigger toxic algae blooms. This technology has prospective commercial applications in the agricultural, pharmaceutical, and municipal waste markets.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, our future financial performance, our business strategy and the plans and objectives of management for future operations, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Investor Contacts:

Andrew Gibson

Edison Advisors

taronis@edisongroup.com